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                                                                      EXHIBIT 15





  Ford Motor Credit Company
  The American Road
  Dearborn, Michigan


  Re: Ford Motor Credit Company Registration Statement No. 33-30875 on Form S-8 and Registration Statement Nos. 33-24928, 33-50295, 33-51075 and 33-
       53101 on Form S-3


  We are aware that our report dated April 27, 1994 accompanying the unaudited interim financial information of Ford Motor Credit Company and subsidiaries for the periods ended March 31, 1994 and 1993 and included in the Ford Motor Credit Company Quarterly Report on Form 10-Q for the quarter ended March 31, 1994 will be incorporated by reference in the above Registration Statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the Registration Statements prepared or certified by us within the meaning of Sections 7 and 11 of the Act.


  COOPERS & LYBRAND

  Detroit, Michigan
  May 13, 1994



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